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                                                                   EXHIBIT 23(a)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comerica Incorporated, pertaining to the 1986 Stock Option Plan of Imperial Bancorp, of our report dated January 16, 2003, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP


March 26, 2003
Detroit, Michigan